Exhibit 99.1

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Feb. 22, 2017

FOR IMMEDIATE RELEASE

Contacts:

Gary Fischer

Chief Financial Officer

(510) 438-4700

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Financial Results

FREMONT, Calif., February 22, 2017 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and fiscal year, ended December 31, 2016.

AXT, Inc.
4281 Technology Drive
Fremont, CA 94538
Tel: 510.683.5900
Fax: 510.353.0668
www.axt.com.

Exhibit 99.1

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Feb. 22, 2017

Fourth Quarter 2016 Results

Revenue for the fourth quarter of 2016 was $20.3 million, compared with $21.9 million in the third quarter of 2016.

Gross margin was 37.1 percent of revenue for the fourth quarter of 2016, compared with 34.6 percent of revenue in the third quarter of 2016.

Operating expenses were $5.2 million in the fourth quarter of 2016, compared with $4.9 million in the third quarter of 2016.

Operating profit for the fourth quarter of 2016 was $2.3 million compared with operating profit of $2.7 million in the third quarter of 2016.

Net interest and other income for the fourth quarter of 2016 was a loss of $0.3 million, compared with a loss of $0.3 million in the third quarter of 2016.

Net profit in the fourth quarter of 2016 was $2.2 million, or $0.06 per diluted share, compared with a net profit of $2.2 million or $0.07 per diluted share in the third quarter of 2016.

Fiscal Year 2016 Results (January 1 to December 31)

Revenue for fiscal year 2016 was $81.3 million, compared with $77.5 million in fiscal year 2015.

Gross margin for fiscal year 2016 was 32.4%, compared with 21.7% in fiscal year 2015.

Operating expenses for fiscal year 2016 were $20.0 million, compared with $21.7 million in fiscal year 2015.

Net interest and other income for fiscal year 2016 was a charge of ($0.7), compared with a gain of $2.9 million in fiscal year 2015.

Net profit in fiscal year 2016 was $5.6 million, or $0.17 per diluted share, compared with a net loss of ($2.2) million, or ($0.07) per basic share, in fiscal year 2015.

Management Qualitative Comments

“Our positive Q4 results capped off a year of growth and diversification for AXT,” said Morris Young, chief executive officer. “We saw healthy demand across our substrate product portfolio, driven by a growing number of exciting technology applications. In addition, we continued to demonstrate improvement in our business model, achieving meaningful gross margin expansion and delivering solid profitability and positive cash flow. As we look ahead in 2017, we believe sales of indium phosphide substrates will continue to be a key driver for our business, and we hope to see traction in the 3-D sensing market later this year.”

Exhibit 99.1

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Feb. 22, 2017

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 70205575). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 70205575) until February 28, 2017. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products can be used primarily in fiber optic communications, 3-D sensing, solar cell, lighting display applications and wireless communications. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and, as part of it’s supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

Exhibit 99.1

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Feb. 22, 2017

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FINANCIAL TABLES TO FOLLOW

Exhibit 99.1

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Feb. 22, 2017

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Month Ended
	December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue	$20,269	$18,057	$81,349	$77,502
Cost of revenue	12,746	14,967	54,968	60,673
Gross profit	7,523	3,090	26,381	16,829
Operating expenses:
Selling, general, and administrative	3,774	3,379	13,880	16,064
Research and development	1,431	1,377	5,850	5,664
Restructuring charge	—	—	226	—
Total operating expenses	5,205	4,756	19,956	21,728
Income (loss) from operations	2,318	(1,666)	6,425	(4,899)
Interest income, net	106	105	409	412
Equity in earnings (loss) of unconsolidated joint ventures	(558)	(315)	(1,995)	462
Other income, net	178	268	860	2,023
Income (loss) before provision for income taxes	2,044	(1,608)	5,699	(2,002)
Provision for income taxes	20	197	733	531
Net income (loss)	2,024	(1,805)	4,966	(2,533)
Less: Net (income) loss attributable to noncontrolling interests	190	562	670	305
Net income (loss) attributable to AXT, Inc.	$2,214	$(1,243)	$5,636	$(2,228)
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.07	$(0.04)	$0.17	$(0.07)
Diluted	$0.06	$(0.04)	$0.17	$(0.07)
Weighted average number of common shares outstanding:
Basic	32,431	31,951	32,139	32,183
Diluted	33,734	31,951	32,894	32,183

Exhibit 99.1

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2016 Results

Feb. 22, 2017

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$36,152	$24,875
Short-term investments	11,415	11,437
Accounts receivable, net	14,453	18,468
Inventories	40,152	38,012
Prepaid expenses and other current assets	5,114	4,096
Total current assets	107,286	96,888
Long-term investments	6,156	7,691
Property, plant and equipment, net	27,805	31,422
Related party notes receivable – long-term	157	166
Other assets	12,842	15,729
Total assets	$154,246	$151,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,691	$6,460
Accrued liabilities	6,359	6,381
Total current liabilities	13,050	12,841
Long-term portion of royalty payments	575	1,150
Other long-term liabilities	330	344
Total liabilities	13,955	14,335
Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in-capital	197,079	194,646
Accumulated deficit	(64,985)	(70,621)
Accumulated other comprehensive income	253	4,382
Total AXT, Inc. stockholders’ equity	135,911	131,971
Noncontrolling interests	4,380	5,590
Total stockholders’ equity	140,291	137,561
Total liabilities and stockholders’ equity	$154,246	$151,896